                                                                     EXHIBIT 99F

                        [LETTERHEAD OF GEN-X SPORTS INC.]

August 7, 2002

To:      The Shareholders of
         Gen-X Sports, Inc. and
         Gen-X Sports Inc.

RE: SALE OF GEN-X SPORTS INC. AND GEN-X SPORTS, INC. (COLLECTIVELY "GEN-X") AND THEIR SUBSIDIARIES TO HUFFY CORPORATION ("HUFFY")

As you are aware, management and the board of directors of Gen-X have entered into a series of definitive agreements to sell Gen-X to Huffy for a purchase price (subject to adjustment) consisting of a combination of 5,000,000 Huffy shares and US$19,000,000 (in cash). In connection therewith we are enclosing a prospectus/proxy statement of Huffy (the "PROSPECTUS") which focuses on the transactions relating to our U.S. operations. Please read the Prospectus carefully as it contains important information that you should consider in deciding whether to approve the merger of Gen-X Sports Inc. into HSGC, Inc., a wholly-owned subsidiary of Huffy Corporation. The purpose of this letter is to outline the details of the transactions, principally as they affect the Canadian operations, in a comprehensive way and outline the steps necessary to effect same.

PURCHASE AGREEMENTS
-------------------

There are two major purchase agreements. In the first agreement, the majority shareholders of Gen-X Sports, Inc. ("GEN-X ONTARIO") have agreed to sell their common shares of Gen-X Ontario. As a shareholder of Gen-X Ontario, you are entitled to sell your common shares of Gen-X Ontario on the same terms as the majority shareholders, provided that you execute a shareholders acceptance agreement in the form attached hereto. The aggregate purchase price for the Gen-X Ontario common shares is US$13,443,086. In addition to the common shares, 2,000,000 outstanding Gen-X Ontario Class A Preference shares are being sold for US$2,000,000. Contemporaneously with and conditional upon the sale of the Gen-X Ontario shares and the approval of its stockholders, Gen-X Sports Inc., ("GEN-X U.S.") has agreed to merge with a subsidiary of Huffy for total consideration to be paid to the holders of the stock of Gen-X U.S. in the amount of US$5,556,914 plus 5,000,000 shares of Huffy Common stock. With respect to the consideration payable on the sale of Gen-X U.S., there are certain conditions and adjustments which will apply. A description of these adjustments is set out in the Prospectus.

DOCUMENTS TO BE EXECUTED BY SHAREHOLDERS
----------------------------------------

The following documents are required from Shareholders of Gen-X Ontario:

1.       Power of Attorney to transfer shares.

2.       Canadian Residency:

         (a) If you are a Gen-X Ontario Shareholder who is a non-resident of Canada, a Section 116 Certificate is required pursuant to the Income Tax Act (Canada) (the

                  "CANADIAN TAX ACT") in order to avoid withholding tax on the sale. A Section 116 Certificate can be obtained by applying to the Canada Customs and Revenue Agency in prescribed form (Form T 2062) and generally requires the advance payment of the estimated liability, if any, under the Canadian Tax Act. If a
                  Section 116 Certificate is not obtained, the purchaser is required to withhold and remit 25% of the gross purchase price payable to a non-resident Gen-X Ontario Shareholder. If you are a non-resident of Canada and are resident in a country with which Canada has a tax treaty, it is possible to obtain a
                  Section 116 Certificate without payment of Canadian taxes, provided the applicable tax treaty exempts any Canadian tax that would otherwise arise with respect to the sale of Gen-X Ontario shares. In this connection we enclose herein Form T 2062. Please complete the highlighted portions in accordance with the instructions which form part of the enclosure. Once you have completed the highlighted portions of and signed the Form T 2062, please return it to us as soon as possible so that we may attach the requisite supporting documentation and file it with Canada Customs and Revenue Agency on your behalf.

         (b) If you are a Gen-X Ontario Shareholder who is a resident of Canada, please find enclosed for your signature a Statutory Declaration whereby you are asked to declare that you are not a non-resident for the purposes of Section 116 of the Canadian Tax Act. Please note that you will need to have your signature commissioned by a commissioner of oaths or notarized by a notary public.

3. If you are a shareholder of Gen-X U.S. you have been invited to attend the meeting of Gen-X U.S. shareholders pursuant to the Prospectus. If you would prefer to appoint a proxy in your stead, we would ask you to sign and date the proxy card enclosed with the Prospectus and mail it promptly in the postage paid envelope enclosed with the Prospectus.

TAX MATTERS
-----------

With respect to the merger of Gen-X U.S. with a subsidiary of Huffy, the Canadian Federal Income Tax consequences of the merger and the United States Federal Income Tax consequences of the merger are set out in the Prospectus. With respect to the sale of the shares of Gen-X Ontario, the following is a summary of the principal Canadian Federal Income Tax consequences under the Canadian Tax Act generally applicable to Gen-X Ontario stockholders resident in Canada who dispose of their shares of Gen-X Ontario pursuant to the Gen-X Ontario share purchase agreement. This summary is based upon the current provisions of the Canadian Tax Act, the regulations thereunder, all specific proposals to amend the Canadian Tax Act and regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof and our understanding of the current published administrative policies of the Canada Customs and Revenue Agency. Except for proposed amendments, the summary does not take into account or anticipate changes in the law, whether by way of judicial decision, legislative action or change to the administrative position of the Canada Customs and Revenue Agency, nor does it take into account tax legislation of countries other than Canada or any relevant provincial or territorial tax legislation.

This summary is applicable to a Gen-X Ontario stockholder who, for the purposes of the Canadian Tax Act and at all relevant times, is resident in Canada, holds the shares of Gen-X Ontario as capital property, deals at arm's length with Gen-X Ontario, is not affiliated with Gen-X Ontario, is not a "specified financial institution" or a "financial institution" as defined in the Canadian Tax Act, and for whom Gen-X Ontario is not a "foreign affiliate". Shares of Gen-X Ontario will generally be considered to be capital property of a Gen-X Ontario shareholder unless the shares of Gen-X Ontario are held in the course of carrying on a business of buying and selling securities or the shares of Gen-X Ontario were acquired in a transaction considered to be an adventure in the nature of trade.

CANADIAN INCOME TAX CONSEQUENCES OF THE SHARE PURCHASE AGREEMENT FOR CANADIAN SHAREHOLDERS OF GEN-X ONTARIO

Under the Canadian Tax Act, a Gen-X Ontario shareholder who sells shares of Gen-X Ontario pursuant to the share purchase agreement will realize a capital gain (or capital loss) to the extent that the fair market value of the cash consideration received, expressed in Canadian dollars, exceeds (or is less than) the aggregate of the adjusted cost base of the shares of Gen-X Ontario to the Gen-X shareholder, expressed in Canadian dollars, and any reasonable cost of disposition.

One half of any such capital gain will generally be included as a taxable capital gain in computing the Gen-X Ontario shareholders income for the taxation year of disposition, and one-half of any such capital loss may generally be deducted from the Gen-X Ontario shareholders taxable capital gains in accordance with the rules in the Canadian Tax Act. Taxable capital gains realized upon the disposition of shares of Gen-X Ontario by Gen-X Ontario shareholder that is a Canadian controlled private corporation (as defined in the Canadian Tax Act) may be subject to an additional refundable tax at the rate of 6 2/3%. In certain circumstances, capital gains realized by an individual or certain trusts may result in such person being liable to pay alternative minimum tax under the Canadian Tax Act, if applicable.

US FEDERAL INCOME TAX CONSEQUENCES OF THE SHARE PURCHASE AGREEMENT FOR US SHAREHOLDERS OF GEN-X ONTARIO

With respect to the sale of the shares of Gen-X Ontario, the following is a summary of the principal U.S. federal income tax consequences generally applicable to Gen-X Ontario shareholders who are citizens or residents of the United States, U.S. domestic partnerships or corporations, or U.S. estates or trusts - as those terms are used in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "CODE") - and who dispose of their shares of Gen-X Ontario pursuant to the Gen-X Ontario share purchase agreement ("U.S. SHAREHOLDERS"). This summary is based on the current Code, Treasury Regulations, published Internal Revenue Service ("IRS") rulings, published administrative positions of the IRS, and Court decisions, any of which could be changed, possibly on a retroactive basis, at any time. This summary does not consider the potential effects, both adverse and beneficial, of any recently proposed legislation which, if enacted, could be applied, possibly on a retroactive basis, at any time.

This summary does not address U.S. alternative minimum tax ("AMT") considerations, nor any state, local, or non-U.S. ("FOREIGN") tax consequences. This summary is limited to U.S. shareholders who own Gen-X Ontario common shares as capital assets, as that term is defined under Section 1221 of the Code, and who hold Gen-X common shares directly (e.g., not through an intermediate entity such as a corporation, partnership, limited liability company, or trust). This summary does not address the tax consequences to, and the term "U.S. shareholder" does not include, persons subject to specific provisions of U.S. federal income tax law, including (but not limited to) tax-exempt organizations, qualified retirement plans, individual retirement accounts and other tax-deferred accounts, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, non-resident alien individuals or entities, non-U.S. corporations, persons that have a "functional currency" other than the U.S. dollar, shareholders who hold Gen-X Ontario common shares as part of a straddle, hedging or conversion transaction, and shareholders who acquire their Gen-X Ontario common shares through the exercise of employee stock options or otherwise as compensation for services.

Assuming that Gen-X Ontario is not a passive foreign investment company ("PFIC") or a controlled foreign corporation ("CFC") under the U.S. anti-deferral regimes (because the Company is engaged in an active trade or business and more than 50% of the vote and value of the Company is owned by non-U.S. persons), then a U.S. shareholder of Gen-X Ontario who sells shares of Gen-X Ontario for cash pursuant to the share purchase agreement will realize a capital gain (or capital loss) to the extent that the fair market value of the cash consideration received exceeds (or is less than) the shareholder's adjusted basis in the Gen-X Ontario common shares plus the reasonable costs of disposition. If the sale results in a capital gain, and if a U.S. individual shareholder's holding period for the Gen-X Ontario common shares is more than one year, then such gain will be taxed at the U.S. long term capital gains tax rates. If the U.S. individual shareholder's holding period for the Gen-X Ontario common shares is one year or less, then the ordinary income tax rates will apply to such gain. Capital gains of a U.S. corporation are taxed to the corporation at the same rates as ordinary income. If the sale results in a capital loss, then Section 1211 of the Code may limit the U.S. shareholder's ability to deduct such loss beyond the U.S. shareholder's net capital gain. Any capital loss limited by these rules may be eligible to be carried back or forward to certain other tax years of the U.S. shareholder.

If you have any questions in connection with any of the foregoing, do not hesitate to contact the undersigned.

GEN-X SPORTS, INC.

Per:

         --------------------------------------
         KENNETH FINKELSTEIN,
         CHAIRMAN AND CHIEF FINANCIAL OFFICER

                        SHARE TRANSFER POWER OF ATTORNEY

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged by the undersigned the undersigned has agreed to sell, assign and transfer to HSGC CANADA INC., a New Brunswick corporation, the securities described below (the "SECURITIES") pursuant to a certain share purchase agreement effective as of June 5, 2002. In this connection, the undersigned hereby irrevocably constitutes and appoints the Chief Financial Officer of Gen-X Sports, Inc. the attorney of the undersigned to effect such sale and transfer, to transfer the Securities which are the shares described below on the registers of the Corporation (as defined below) and to endorse the shares described below for transfer, with full power of substitution in the premises.

                           DESCRIPTION OF SECURITIES

______________________ SHARES of the capital stock of GEN-X SPORTS, INC. (the "CORPORATION") represented by certificate number(s) ___________ , registered in the name of the undersigned on the books of the Corporation:

DATED the              day of                                 , 2002.
          ------------        --------------------------------

---------------------------------------
[INSERT NAME]

---------------------------------------
Witness: [Name and address]

---------------------------------------
Witness: [Name and address]

[LOGO]    Canada Customs    Agence des douanes and
          Revenue Agency    et du revenu du Canada

       REQUEST BY A NON-RESIDENT OF CANADA FOR A CERTIFICATE OF COMPLIANCE
             RELATED TO THE DISPOSITION OF TAXABLE CANADIAN PROPERTY
                                  INSTRUCTIONS

All legislative references are to the Income Tax Act.

Use this form if you are a non-resident of Canada to give notice of the proposed disposition of, or the completed disposition of, certain taxable Canadian property. Taxable Canadian property is property described in subsection 248(1) of the Act. A disposition of taxable Canadian property includes any interest or option for such property whether or not the property exists.

Use Form T2062A for proposed or completed dispositions of Canadian resource or timber resource property, Canadian real property (other than capital property), or depreciable taxable Canadian property. However, when disposing of depreciable taxable Canadian property, use this form to report the gain on the disposition and Form T2062A to report the recapture of capital cost allowance or terminal loss. If both forms T2062 and T2062A are required for a disposition, the forms must be filed together.

If you file a request for a proposed disposition under subsection 116(1) and the completed disposition complies with the requirements of subparagraphs 116(3)(d),
(e) and (f), you do not have to file a separate request under subsection 116(3) for the completed disposition. You have to file a separate T2062 for each disposition or proposed disposition. However, if you are disposing of, or proposing to disposed of, several properties to the same purchaser at the same time, only one T2062 is required for all the properties. A separate T2062 must be filed by each person indicating an interest in a joint tenancy, tenancy in common, or co-ownership.

We issue a certificate of compliance after tax is paid or security acceptable to the Minister is submitted for the disposition. Final settlement of the tax liability is made when you file your Canadian income tax return. YOU HAVE TO FILE AN INCOME TAX RETURN TO REPORT THE DISPOSITION OF THE PROPERTY LISTED ON THIS FORM.

IF YOU ARE GIVING NOTICE OF A COMPLETED DISPOSITION UNDER SUBSECTION 116(3), YOU MUST SEND THIS FORM TO US BY REGISTERED MAIL, NOT LATER THAN 10 DAYS AFTER THE DATE OF DISPOSITION.

Send this form along with all attached documents to the tax services office for the area where the property is located.


IDENTIFICATION NUMBER - Enter the appropriate identification number. This will ensure that security or payment made for tax is credited to the correct account. Identification numbers must be used when filing your Canadian income tax return and on all correspondence with us.

         SOCIAL INSURANCE NUMBER (SIN) - applies if an individual was formerly a resident or a deemed resident of Canada.

         TEMPORARY TAX NUMBER (TTN) - is a number assigned to a non-resident individual who filed a Canadian income tax return in previous years.

         BUSINESS NUMBER (BN) - is a registration number for businesses such as corporations, partnerships, and sole proprietorships.

         ----------------------------------------------------------------------
         APPLYING FOR A BN
         Complete Form RC1, Request for a Business Number (BN). Form RC1 and our pamphlet called, The Business Number and Your Canada Customs and Revenue Agency Accounts, are available on the Internet at: www.ccra.gc.ca
         Send the completed RC1 to the International Tax Services Office with a copy of the certification of incorporation. Please tell the tax services office where you filed the Form T2062 as soon as you get your BN.
         ----------------------------------------------------------------------

DESCRIPTION OF PROPERTY - If a disposition includes more than one property, attach a piece of paper providing the details for each property.

      DESCRIPTION OF PROPERTY

         Real estate - street address, city or town, plan number, lot number, registration number, municipal value, and use of property (e.g., personal residence, rental or business property).
         Shares of stock - name of corporation, number and class of shares, certificate numbers, and par value or stated capital. Partnership property - name, address, and identification number of partnership.
         Trusts - name and address, if any, of trust; otherwise name(s) and address(es) of trustee(s).

      EXEMPTIONS

         If you are claiming an exemption from tax, such as under a tax convention or a principal residence exemption, enter the exempt portion in column (4). Attach a note detailing the calculation of the exempt amount.

      NOTE: You cannot claim outlays and expenses related to the disposition of property, including real estate commissions, brokerage fees, and legal and notary fees, when you file this form. However, you can claim these amounts when you file your Canadian income tax return.



MORE INFORMATION
You can get information about residency status in Canada from Interpretation Bulletin IT-221, Determination of an Individual's Residence Status, or by contacting the International Tax Services Office at 952-3741 (calls from within the Ottawa area), 1-800-267-5177 (calls from other areas in Canada and the United States), or collect at (613) 952-3741 (calls from outside Canada and the United States).

You can also get information from:

       Information Circular 72-17 - Procedures Concerning the Disposition of
                                    Taxable Canadian Property by Non-Residents of Canada - Section 116
       Interpretation bulletins: IT 171 - Non-Resident Individuals -
                                          Computation of Taxable Income
                                          Earned in Canada and
                                          Non-Refundable Tax Credits
                                 IT 176 - Taxable Canadian Property -
                                          Interests in and Options on
                                          Real Property and Shares
                                 IT 419 - Meaning of Arm's Length



T2062 E (01)                       (Ce formulaire existe en francais.)

                            SUPPORTING DOCUMENT LIST

When you send us your completed Form T2062, you must attach supporting documents so we can process your request. To help you, we have provided the following reference list. You can tick [X] the boxes that apply to you.

TRANSACTIONS

SALE OF LAND OR BUILDINGS
If you sell land or buildings, include copies of:
[ ]    the offer to purchase (proposed disposition);
[ ]    the sales agreement (actual disposition);
[ ]    the purchase agreement (when property is acquired); and
[ ]    the registered deeds on purchase and on sale.

       PRINCIPAL RESIDENCE
       If the property is your principal residence, also include:
       [ ] Form T2091(IND), Designation of a Property as a Principal
           Residence by an Individual (Other than a Personal Trust);
           and
       [ ] Form T2091(IND)-WS, Principal Residence Worksheet.

       PERSONAL USE PROPERTY
       If you sell other personal use property, include:
       [ ] a letter describing the use of the property for the
           ownership period; and
       [ ] a list of adjustments to the adjusted cost base.

       RENTAL PROPERTY
       If you sell rental property, include:
       [ ] capital cost allowance (CCA) schedules for all years;
       [ ] copies of your Canadian income tax returns and notices of assessment for the last three years;
       [ ] documents to support the allocation of the proceeds between land and building;
       [ ] documents to support subsection 21(1) and (3) elections regarding capitalization of interest; and
       [ ] a completed form T2062A, Request by a Non-Resident of Canada for a Certificate of Compliance Related to the Disposition of Canadian Resource or Timber Resource Property, Canadian Real Property (other than Capital Property), or Depreciable Taxable Canadian Property.

       LEASES
       If you grant an interest in property, or dispose of an interest in property, include copies of:
       [ ] the right-of-way agreement;
       [ ] the surface lease agreement; or
       [ ] the leasehold interest agreement.

       VENDOR TAKES BACK MORTGAGE
       If the vendor takes back the mortgage include:
       [ ] a copy of the mortgage agreement.

       MORTGAGE FORECLOSURES AND POWER OF SALE
       If the transaction is a result of a mortgage foreclosure or power of sale, include copies of:
       [ ] the power of sale or court order; and
       [ ] the mortgage agreement.

SALE OF DEPRECIABLE PROPERTY (OTHER THAN RENTAL PROPERTY)
For this type of transaction, include copies of:
[ ]    the sales agreement;
[ ]    the capital cost allowance (CCA) schedules for all years;
[ ]    documentation to support the cost amount ;and
[ ]    a completed form T2062A.

SALE OF SHARES
If you sell shares, include copies of :
[ ] the share certificate or section of the minute book showing the number of shares owned;
[ ]  the shareholder register showing the number of shares owned;
[ ] the original purchase agreement documenting the adjusted cost base;
[ ]  the sales agreement or corporate resolution concerning the sale;
[ ] the most recent financial statements of the corporation whose shares are sold; and
[ ] the most recent financial statements of any subsidiary companies.

SALE OF PARTNERSHIP PROPERTY
If you sell partnership property, include copies of:
[ ]  the sales agreement;
[ ]  the listing of partners; and
[ ]  the partnership agreement.

     PARTNERSHIP INTEREST
     If the property is a partnership interest, include:
     [ ] a calculation of the adjusted cost base (ACB);
     [ ] a copy of the partnership capital account balance; and
     [ ] the purchase agreement (if interest was originally acquired from another partnership).

     PARTNERSHIP RESIDUAL INTEREST
     If the property is a partnership residual interest, include:
     [ ] a calculation of the ACB.

     PARTNERSHIP CONTINUING INCOME RIGHT
     If the property is a continuing income right, include:
     [ ] a calculation of the ACB; and
     [ ] documents to support the partner's share of income.

CLAIMS FOR EXEMPTIONS UNDER TAX CONVENTIONS
If you are claming an exemption under a tax convention, you have to give us proof of residency.


INDIVIDUALS should include:
[ ] copies of their most recent income tax returns from the treaty country; or
[ ] a letter from the tax authority in the treaty country confirming their residency status; or
[ ] an affidavit signed by a commissioner of oaths or notary public confirming their residency status.

CORPORATIONS should include:
[ ]  a copy of their charter; and
[ ] copies of their most recent income tax returns from the treaty country; or
[ ] a letter from the tax authority in the treaty country confirming their residency status.

TRUSTS AND ESTATES should include:
[ ]  a copy of the trust agreement, indenture, or will; and
[ ] copies of the most recent income tax returns from the treaty country; or
[ ] a letter from the tax authority in the treaty country confirming the trust's residency status.

FRESH START RULE
If you are claiming an exemption under the Canada-US Tax
Convention, Article XIII paragraph 9 (Fresh Start Rule), include:
[ ] proof that you were a continuous resident of the United States from September 26, 1980, to the date of sale;
[ ] the value of the property on December 31, 1971 (for property acquired before January 1, 1972); and
[ ] a calculation of the exempt portion of the gain accrued to December 31, 1984; or
[ ] an appraisal report for the fair market value of the property on December 31, 1984.

NON-ARM'S LENGTH TRANSACTIONS
If the transaction is between non-arm's length parties, include:
[ ] an appraisal report determining the fair-market value of the property at the time of disposition; or
[ ]    a letter of opinion from an appraiser or agent.

       GIFT OF PROPERTY
       If the transaction is a gift of property, include:
       [ ] a copy of the transfer deed.

       SECTION 85 ELECTIONS (ROLLOVERS)
       If a section 85 election is made on the transaction, include a copy of:
       [ ] Form T2057, Election on Disposition of Property by a
           Taxpayer to a Taxable Canadian Corporation; or
       [ ] Form T2058, Election on Disposition of Property by a
           Partnership to a Taxable Canadian Corporation; and
       [ ] all supporting documents including valuations, appraisals, and calculations showing how the agreed amounts were determined.

       CORPORATE REORGANIZATION
       If the transaction is a result of a corporate reorganization, include:

       [ ] copies of documents explaining the reorganization;

       [ ] a list of steps involved in the reorganization; and

       [ ] a corporate organization chart.

       DEEMED DIVIDENDS - SECTION 212.1 OR SUBSECTION 84(3)
       If a section 212.1 or subsection 84(3) deemed dividend results from the transaction, include the calculation of the:
       [ ] deemed dividend or paid-up capital reduction; and
       [ ] tax paid-up capital.

TRUSTS AND ESTATES
If the vendor is a trust or estate, include the following information as well as documents related to the transaction:
[ ]   name and address of the trustee, executor, administrator, or other representative of the trust or estate;
[ ] proof of residency of the trustee, executor, administrator, or other representative of the trust or estate;
[ ]   the trust or estate's country of residence; and
[ ]   disclosure that a trust is a party to the transaction.

CHARITIES AND NON-PROFIT ORGANIZATIONS
If the vendor is a charity or non-profit organization, include the following information as well as specific documents related to the transaction:
[ ] proof that the organization is registered as a charity for tax purposes in the country of residence.

JOINT TENANCY, TENANCY IN COMMON, OR CO-OWNERSHIP
If the vendor is a member of a joint tenancy, tenancy in common or co-ownership, include the following information as well as specific documents related to the transaction:
[ ]   a list of names and addresses of all members.; and
[ ]   the percentage of ownership of each member.

ELECTIONS
If you previously made an election on the property, include a copy of the election form such as:
[ ] Form T664 or T664 (Seniors), Election to Report a Capital Gain on Property Owned at the end of February 22, 1994; or
[ ]   Form T2061A, Election by an Emigrant to Report Deemed
      Dispositions of Taxable Canadian Property and Any Resulting
      Capital Gain or Loss

PAYMENT OF TAX OR SECURITY

If you are making a payment of tax, include:

[ ]   the trust cheque, certified cheque, bank draft, or money order;
[ ]   the bank guarantee; or
[ ]   evidence that security has been given.



------------------------------- FOR CCRA USE ONLY -----------------------------

  Account or subsidiary ------------           Amount of ledger ------------
  number                ------------           payment          ------------
--------------------------------------------------------------------------------
Printed in Canada


[LOGO}   Canada Customs          Agence des douanes
         and Revenue Agency      et du revenu du
                                 Canada

                         REQUEST BY A NON-RESIDENT OF CANADA FOR A CERTIFICATE OF COMPLIANCE RELATED TO THE
                                              DISPOSITION OF TAXABLE CANADIAN PROPERTY
------------------------------------------------------------------------------------------------------------------------------------
TICK [X] THE BOX THAT APPLIES TO YOU    [ ]   Proposed disposition                [ ]     Completed disposition
------------------------------------------------------------------------------------------------------------------------------------

----- VENDOR (NON-RESIDENT) -------------------------------------------------------------------------------------------------------
Last name (print)                             First name and initial (print)       Date of birth      Date of departure from Canada
                                                                                 Year  Month  Day            Year  Month  Day

------------------------------------------------------------------------------------------------------------------------------------
Present address                                                                 Social insurance number or temporary tax number

                                                                                ----------------------------------------------------
                                                                                Business Number (BN)

-----------------------------------------------------------------------------------------------------------------------------------
Representative - name and address (see note below)                              Telephone and fax number

------------------------------------------------------------------------------------------------------------------------------------
NOTE: By completing this information, you authorize the person named to act as your representative in matters concerning this request.

----- PURCHASER --------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Last name                                     First name and initial            Telephone

------------------------------------------------------------------------------------------------------------------------------------
Present address

------------------------------------------------------------------------------------------------------------------------------------
Representative's name and address                                               Telephone and fax number

------------------------------------------------------------------------------------------------------------------------------------

1.    If you previously filed Form T2062 or Form T2062A in this calendar year, state the name of the tax services office where you filed it, and give the name and address of the purchaser(s).
                                                                  ------------------------------------------------------------------
2.    Is the disposition subject to an election under section 85 (transfer of property to         [ ]  Yes            [ ]  No
      a corporation)?

3.    Do you hold or plan on holding a mortgage as a result of the disposition?                   [ ]  Yes            [ ]  No

4.    Have you received income, including rents, royalties, or lease payments, from               [ ]  Yes            [ ]  No
      the property?
      If yes, complete the following:
           [ ] Non-resident tax was withheld.
               Give the name and address of person who withheld the tax.
                                                                         -----------------------------------------------------------
           [ ] Non-resident tax was not withheld.
           [ ] State the period when income was received from the property.                  to                    (attach income
                                                                            -----------------  ------------------  statements that
                                                                           (year, month, day)  (year, month, day)  show the amount
                                                                                                                   of gross income)

      If no, state the use of the property during the period of ownership.
                                                                           --------------------------------------------------------
5.    If you have outstanding balances for taxes, including income or excise taxes, custom duties, or the goods & services tax/harmonized sales tax (GST/HST), give the identification or account number(s) for the outstanding balances.
                                                                                                                    ----------------
6.    State the last tax year for which you filed a Canadian income tax return, if applicable:
                                                                                              ----------------------



7.    Is the disposition of property to a person with whom you are not dealing at arm's length,
      or is it a gift inter-vivos?                                                                [ ] Yes             [ ] No
      If yes, and the disposition is at less than fair market value, enter the fair market value at the time of disposition in column (1) below.

----- DETAILS OF PROPERTY (refer to instructions on page 1 for more information) ---------------------------------------------------
                Date or                  Vendor's                                        Description of property
      proposed date of disposition   acquisition date
------------------------------------------------------------------------------------------------------------------------------------
      Year  Month  Day              Year  Month  Day
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            (1)                           (2)                         (3)                     (4)                  (5)
                                                                 Gain or (loss).                             Net gain or (loss).
  Proceeds of disposition        Adjusted cost base        Column (1) less column (2)     Exemptions     Column (3) less column (4)
------------------------------------------------------------------------------------------------------------------------------------
  $                              $                         $                              $              $
------------------------------------------------------------------------------------------------------------------------------------
                                                      PAYMENT OF TAX. ENTER 25% OF NET GAIN.             $
                                                                                                         ---------------------------
----- CERTIFICATION ----------------------------------------------------------------------------------------------------------------
  I, _____________________________ , certify that the information given on this form is, to the best of my knowledge, correct and
               Name                  complete.


----------------------------------------- ----------------------------------------------- -----------------------------------------
             Date                              (Authorized person's signature)                      (Position or office)
------------------------------------------------------------------------------------------------------------------------------------

T2062 E (01)                                 (Ce formulaire existe en francais.)

                                                 STATUTORY DECLARATION

                                                      (Corporate)



CANADA                                            )           IN THE MATTER OF the sale of shares by
                                                  )           __________________ to HSGC Canada Inc., a New
PROVINCE OF [ONTARIO]                             )           Brunswick Corporation to be completed pursuant to a
                                                  )           share purchase agreement made effective as of June 5,
                                                  )           2002
                                                  )
                                                  )


         I, __________________________, of the City of ____________, in the Province of [Ontario], do solemnly declare that:

1.       I am the  _______________  of  ______________________  (the  "Corporation")  and  as  such  have  personal knowledge of the matters deposed herein.

2.       The  Corporation  is not a  non-resident  of Canada for the  purposes of Section 116 of the Income Tax Act
         (Canada).

         AND I make this solemn  Declaration  conscientiously  believing it to be try and knowing that it is of the same force and effect as of made under oath.



DECLARED BEFORE ME in the City of                 )
__________, in the Province of                    )
[Ontario], this _____ day of ______,              )           -----------------------------------------------
2002.                                             )           Name:
                                                  )           Title:
------------------------                          )
A Notary Public, Commissioner, etc.               )


                                               STATUTORY DECLARATION

                                                   (Individual)



CANADA                                            )           IN THE MATTER OF the sale of shares by
                                                  )           __________________ to HSGC Canada Inc., a New
PROVINCE OF [ONTARIO]                             )           Brunswick Corporation to be completed pursuant to a
                                                  )           share purchase agreement made effective as of June 5,
                                                  )           2002
                                                  )
                                                  )


         I, _______________________, of the City of _______________, in the Province of [Ontario], do solemnly declare that:

1.       I am not a non-resident of Canada for the purposes of Section 116 of the Income Tax Act (Canada).

         AND I make this solemn  Declaration  conscientiously  believing it to be try and knowing that it is of the same force and effect as of made under oath.



DECLARED BEFORE ME in the City of                 )
___________, in the Province of                   )
[Ontario], this _____ day of ______,              )           ---------------------------------------------------
2002.                                             )           Name:
                                                  )
------------------------                          )
A Notary Public, Commissioner, etc.               )